Exhibit 24.1

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Lawrence Pemble and Robert C. Low, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent with full power to execute in his or her name (whether on behalf of Chindex International, Inc. (the “Company”) or as an officer or director of the Company) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to shares of the Company’s Common Stock issuable under the Company’s 2007 Stock Incentive Plan, as amended November 22, 2010, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission.  Each such attorney-in-fact and his or her substitutes shall have and may exercise all powers to act hereunder as the undersigned could do in person.  The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the date indicated.

Signature	Title	Date
/s/ Kenneth A. Nilsson	Chairman of the Board	March 20, 2011
Kenneth A. Nilsson
/s/ Roberta Lipson	President and Chief Executive Officer and Director	March 20, 2011
Roberta Lipson	(principal executive officer)
/s/ Elyse Beth Silverberg	Executive Vice President, Secretary and Director	March 20, 2011
Elyse Beth Silverberg
/s/ Lawrence Pemble	Executive Vice President and Chief Financial Officer and Director	March 20, 2011
Lawrence Pemble	(principal financial officer)
/s/ Robert C. Low	Vice President of Finance, Chief Accounting Officer and Corporate Controller	March 20, 2011
Robert C. Low	(principal accounting officer)
/s/ Julius Y. Oestreicher	Director	March 20, 2011
Julius Y. Oestreicher
/s/ Carol R. Kaufman	Director	March 20, 2011
Carol R. Kaufman
/s/ Holli Harris	Director	March 20, 2011
Holli Harris